UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2007

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

4211 W. Boy Scout Boulevard, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 871-4811

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 1.01           Material Definitive Agreement

Effective March 15, 2007, JWH Holding Company, LLC (“JWH Holding”), Walter Industries, Inc. (the “Company”) and Mark J. O’Brien, Chairman and Chief Executive Officer of JWH Holding and Charles E. Cauthen, Chief Financial Officer of JWH Holding (each a “Grantee”) entered into LLC interests in the Company’s Financing and Homebuilding subsidiary, JWH Holding, pursuant to the terms of their individual employment agreements. Mr. O’Brien was granted an option to acquire 7.25% of the equity of JWH Holding and Mr. Cauthen was granted an option to acquire 2.5% of the equity of JWH Holding. The options were granted under the 2007 Long-Term Incentive Award Plan of JWH Holding, which was effective March 1, 2007. The exercise price of these options was fair value at the date of grant as determined by independent third parties. One-third of the options are vested and the remaining options vest over a two-year period and expire on March 2, 2016. The options will vest upon a change in control of the Company’s Financing and Homebuilding businesses, not to include a spin-off or other separation of the Company’s Financing and Homebuilding businesses from the Company. In the event of termination for cause or involuntary termination, unvested options will expire immediately and the Grantee will have 90 days to exercise vested options. In the event of termination by any other reason, resignation following a significant diminution in pay or responsibilities, or retirement after the third anniversary of the March 2, 2006 letter agreement, a material breach of the letter agreement, or death, the options accelerate and fully vest and the Grantee will have two years after such termination to exercise the options. The form of the Option Agreement executed by each Grantee is attached to this Current Report as Exhibit 10.1 and The 2007 Long-Term Incentive Award Plan of JWH Holding Company, LLC is attached to this Current Report as Exhibit 10.2.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2006, Mr. Joseph B. Leonard informed the Company that he would not stand for re-election to the Board of Directors of the Company effective at the Company’s annual meeting of stockholders to be held on April 25, 2007. Mr. Leonard has served on the Company’s Board of Directors since 2005 and currently serves on the Company’s Audit and Nominating and Corporate Governance Committees. Mr. Leonard’s decision not to stand for re-election is not the result of any disagreement with the Company.

Item 9.01                                             Financial Statements and Exhibits

The following exhibits are filed herewith:

(d)	Exhibits

10.1	Form of Option Agreement dated March 15, 2007 between JWH Holding Company, LLC, the Company and Grantee

10.2	The 2007 Long-Term Incentive Award Plan of JWH Holding Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

By:	/s/ Victor P. Patrick
	Title:	Victor P. Patrick
Vice Chairman, General Counsel and Secretary

Date:  March 19, 2007